Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Titanium Metals Corporation on Form S-3 (File no. 333-18829) of our reports dated January 22, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Titanium Metals Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P
Denver, Colorado
March 27, 1998


















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